UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2016

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2016, Columbia Banking System, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). There were 57,989,096 shares outstanding and entitled to vote at the 2016 Annual Meeting; of those shares, 52,764,353 were present in person or by proxy. The following matters were voted upon at the 2016 Annual Meeting:

1.	The election of eleven directors to serve on the Company’s Board of Directors until the 2017 annual meeting or until their successors have been elected and have qualified;

2.	An advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers; and

3.	An advisory (non-binding) resolution to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1. Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dietzler	49,029,301	144,538	21,828	3,568,686
Melanie J. Dressel	48,884,771	295,018	15,878	3,568,686
Craig D. Eerkes	49,022,128	145,609	27,930	3,568,686
Ford Elsaesser	49,009,915	151,509	34,243	3,568,686
Mark A. Finkelstein	48,984,384	155,483	55,800	3,568,686
John P. Folsom	48,726,355	443,424	25,888	3,568,686
Thomas M. Hulbert	48,697,690	446,626	51,351	3,568,686
Michelle M. Lantow	49,037,368	136,864	21,435	3,568,686
S. Mae Fujita Numata	49,006,854	168,232	20,581	3,568,686
Elizabeth W. Seaton	49,037,508	139,975	18,184	3,568,686
William T. Weyerhaeuser	48,735,345	437,446	22,876	3,568,686

2. Advisory (non-binding) Approval of Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,624,220	487,725	83,722	3,568,686

3. Advisory (non-binding) Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,958,846	747,292	58,215	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer